EXHIBIT 32.2

KINETIK HOLDINGS INC.

Certification of Principal Financial Officer

I, Steven Stellato, Executive Vice President, Chief Accounting and Chief Administrative Operating Officer, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Annual Report on Form 10-K of Kinetik Holdings Inc. for the period ending December 31, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Kinetik Holdings Inc.

Date: March 7, 2023

/s/ Steven Stellato
Steven Stellato
Executive Vice President, Chief Accounting and Chief Administrative Officer